RESTATED AND AMENDED

CERTIFICATE OF INCORPORATION

Money4Gold Holdings, Inc. amends and restates its Certificate of Incorporation as of November 19, 2008 as follows:

FIRST:  The name of this corporation shall be: MONEY4GOLD HOLDINGS, INC.

SECOND:  Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is Corporation Service Company.

THIRD:  The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized   under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock, which this corporation is authorized to issue is: Two Hundred Million (200,000,000) shares of common stock, par value $.0001 per share, and Twenty-Five Million (25,000,000) shares of preferred stock, par value $.0001 per share.  The preferred stock shall have such rights, preferences and limitations as may be set from time to time by resolution of the board of directors and the filing of a Certificate of Designation as required by the Delaware General Corporation Law.

Designation; Ranking. The corporation designates a series of preferred stock as Series A Preferred Stock.

Number.  The number of shares constituting Series A Preferred Stock is fixed at 14,100,000 shares, par value $.0001 per share, and such amount may not be increased or decreased except with the written consent of the holders of at least a majority of the issued and outstanding Series A Preferred Stock.

Conversion.  The holders of the Series A Preferred Stock shall have, and be subject to, the following conversion rights:

(a)	Conversion Upon Election of Holders. At any time each holder of shares of the Series A Preferred Stock shall be entitled, upon written notice to the transfer agent (or to the Corporation if the Corporation serves as its own transfer agent) to convert all or any part of the Series A Preferred Stock then held by such holder into a number of fully paid and nonassessable shares of Common Stock.

(b)	Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock;

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and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation’s Certificate of Incorporation.

(c)	No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against impairment.

(d)	Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert shares of Series A Preferred Stock into shares of Common Stock, the holder shall surrender the certificate for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate and, if applicable, any event on which such conversion is contingent. The notice shall state the holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.

(e)	New Stock Certificate. In the event less than all the shares represented by a certificate are converted, the Corporation shall promptly issue to the holder thereof a new certificate representing the unconverted shares.

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(f)	Conversion Time. The conversion time shall be the date notice is provided by the holder of Series A Preferred Stock to the Corporation.

Limitation on Conversion.  In no event shall the holder be entitled to convert the number of Series A Preferred Shares, which when those converted added to the sum of the number of shares of Common Stock previously beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”)), by the holder, would exceed 4.99% of the shares of Common Stock outstanding, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

Record Owner.  The Corporation may deem the person in whose name shares of Series A Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him or her as, the absolute owner of the Series A Preferred Stock for all purposes, and the Corporation shall not be affected by any notice to the contrary.

Register.  The Corporation shall maintain a transfer agent, which may be the transfer agent for the Common Stock or the Corporation itself, for the registration of the Series A Preferred Stock.  Upon any transfer of shares of Series A Preferred Stock in accordance with the provisions hereof, the Corporation shall register or cause the transfer agent to register such transfer on the Stock Register.

Notices.  In case at any time:

(a)	the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

(b)	there shall be any Change of Control, as defined below, of the Corporation;

then, in any one or more of such cases, the Corporation shall give, by facsimile or by recognized overnight delivery service, addressed to the holders of the Series A Preferred Stock at the address of each such holder as shown on the books of the Corporation, (i) at least 20 Trading Days (as defined below) prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such Change of Control and (ii) in the case of any such Change of Control, at least 20 Trading Days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Change of Control.  “Change in Control” shall mean any of the following: (A) the consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other corporate reorganization are owned by persons who were not shareholders of the Corporation immediately prior to such merger, consolidation or other corporate reorganization; (B) any entity or person not now an executive officer, director or shareholder (including as a beneficial owner) of the Corporation becomes either individually or as part of a group (required to file a Schedule 13D or 13G with the Securities and Exchange Commission) the beneficial owner of 30% or more of the Corporation’s common stock; for this purpose, the terms “person” and “beneficial ownership” shall have the meanings provided in Section 13(d) of the Exchange Act or related rules promulgated by the Securities and Exchange Commission; (C) a sale of all or substantially all of the assets of the Corporation in a transaction requiring shareholder approval;

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(D) individuals who, as of the date of this Agreement,  constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date of this Agreement appointed by a majority of the directors then comprising the Incumbent Board or whose election or nomination for election by the Corporation’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such term is used in Rule 14a-11 of Regulation 14A, or any successor section, promulgated under the Exchange Act); or (E) the Board, in its sole and absolute discretion, determines that there is a Change in Control of the Corporation.  “Trading Days” are days on which the New York Stock Exchange is open for trading.

Change of Terms or Issuance of Additional Series A Preferred Stock.  The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than 51% of the then outstanding shares of common stock shall be required for any change to the Corporation’s Certificate of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series A Preferred Stock.

FIFTH:  The name and address of the incorporator is as follows:

Angela Creppon

2711 Centerville Road

Suite 400

Wilmington, Delaware 19808

SIXTH:  The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH:  No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

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IN WITNESS WHEREOF, the undersigned, has executed signed and acknowledged this Certificate of Incorporation as of the above date.

MONEY4GOLD HOLDINGS, INC.

By:	/s/ Daniel Brauser
Daniel Brauser, President and Chief Financial Officer

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CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF MONEY4GOLD HOLDINGS, INC.

Money4Gold Holdings, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows:

1.           The Company was incorporated by the filing of a Certificate of Incorporation with the Secretary of State of Delaware on November 18, 2003.

2.           Pursuant to Sections 242 and 228 of the Delaware General Corporation Law, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

3.           Article FIRST of the Certificate of Incorporation is amended to read as follows:

The name of the Corporation is: Upstream Worldwide, Inc.

4.           This Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the shareholders of this Company on the 6th day of January 2010 in accordance with Section 242(b) of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Incorporation as of the 11th day of June 2010.

MONEY4GOLD HOLDINGS, INC.

By:	/s/ Daniel Brauser
Daniel Brauser,
Chief Financial Officer

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CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF UPSTREAM WORLDWIDE, INC.

Upstream Worldwide, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows:

1.           The Company was incorporated by the filing of a Certificate of Incorporation with the Secretary of State of Delaware on November 18, 2003.

2.           Pursuant to Sections 242 and 228 of the Delaware General Corporation Law, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

3.           Article FOURTH of the Certificate of Incorporation is amended to read as follows:

The Company shall have the authority to issue:

(a)           650,000,000 shares of common stock, par value $.0001 per share; and

(b)           25,000,000 shares of preferred stock, par value $.0001 per share, which may be issued in one or more series and classes with such rights, preferences and limitations as may be set from time to time by resolution of the board of directors and the filing of a certificate of designation as required by the Delaware General Corporation Law.

4.           This Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the shareholders of this Company on the 20th day of April 2011 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Incorporation as of the 1st day of June 2011.

UPSTREAM WORLDWIDE, INC.

By:	/s/ Daniel Brauser
Daniel Brauser, Chief Financial Officer

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CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF UPSTREAM WORLDWIDE, INC.

Upstream Worldwide, Inc. (the ‘‘Company’’), a corporation organized and existing under the General Corporation Law of the State of Delaware (the ‘‘Delaware General Corporation Law’’), hereby certifies as follows:

1. The Company was incorporated by the filing of a Certificate of Incorporation with the Secretary of State of Delaware on November 18, 2003.

2. Pursuant to Sections 242 and 228 of the Delaware General Corporation Law, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

3. Article FOURTH of the Certificate of Incorporation is amended by adding the following at the end thereof:

As of the close of business on June 8, 2012 (4:01 p.m. Eastern Daylight Time) (the ‘‘Reverse Split Date’’), each 52.4846 shares of common stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this paragraph as the ‘‘Old Common Stock’’) automatically and without any action on the part of the holder thereof will be reclassified and changed into one share of new common stock, par value $.0001 per share (referred to in this paragraph as the ‘‘New Common Stock’’), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the ‘‘Old Certificates’’) will be entitled to receive, upon surrender of such Old Certificates to the Company for cancellation, a certificate or certificates (the ‘‘New Certificate’’, whether one or more) representing the number of whole shares (rounded up to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Company shall carry forward any fractional share until all certificates of that holder have been presented for exchange. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer. From and after the Reverse Split Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the $0.0001 par value of each such share.

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4. This Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the shareholders of the Company on the 8th day of June, 2012 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Incorporation as of the 8th day of June, 2012.

UPSTREAM WORLDWIDE, INC.

By:	/s/ Daniel Brauser
Daniel Brauser, President and Chief Financial Officer

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CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF UPSTREAM WORLDWIDE, INC.

Upstream Worldwide, Inc. (the ‘‘Company’’), a corporation organized and existing under the General Corporation Law of the State of Delaware (the ‘‘Delaware General Corporation Law’’), hereby certifies as follows:

1. The Company was incorporated by the filing of a Certificate of Incorporation with the Secretary of State of Delaware on November 18, 2003.

2. Pursuant to Sections 242 and 228 of the Delaware General Corporation Law, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

3. Article FIRST of the Certificate of Incorporation is deleted and replaced by the following:

FIRST: The name of this corporation shall be: usell.com, Inc.

4. This Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the shareholders of the Company on the 20th day of April, 2011 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Incorporation as of the 23rd day of July, 2012.

UPSTREAM WORLDWIDE, INC.

By	/s/ Michael Brachfeld
Michael Brachfeld
Chief Financial Officer

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CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

usell.com, Inc. (the ‘‘Company’’), a corporation organized and existing under the General Corporation Law of the State of Delaware (the ‘‘Delaware General Corporation Law’’), hereby certifies as follows:

1. The Company was incorporated by the filing of a Certificate of Incorporation with the Secretary of State of Delaware on November 18, 2003.

2. Pursuant to Sections 242 and 228 of the Delaware General Corporation Law, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

3. Article FOURTH of the Certificate of Incorporation is amended by adding the following at the end thereof:

As of the close of business on January 21, 2014 (4:01 p.m. Eastern Daylight Time) (the ‘‘Reverse Split Date’’), each fifteen shares of common stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this paragraph as the ‘‘Old Common Stock’’) automatically and without any action on the part of the holder thereof will be reclassified and changed into one share of new common stock, par value $.0001 per share (referred to in this paragraph as the ‘‘New Common Stock’’), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the ‘‘Old Certificates’’) will be entitled to receive, upon surrender of such Old Certificates to the Company for cancellation, a certificate or certificates (the ‘‘New Certificate’’, whether one or more) representing the number of whole shares (rounded up to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued. In lieu of any such fractional shares of New Common Stock, each shareholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Company for cancellation, an amount in cash equal to the product of (i) the average of the closing trading prices (as adjusted to reflect the reverse stock split) of the Company’s common stock, as reported on the Over-The-Counter Bulletin Board, during the 20 consecutive trading days ending on the trading day immediately prior to the Reverse Split Date and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Company shall carry forward any fractional share until all certificates of that holder have been presented for exchange. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer. From and after the Reverse Split Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the $0.0001 par value of each such share.

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4. This Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the shareholders of the Company on the 11th day of December, 2013 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Incorporation as of January 21, 2014.

USELL.COM, INC.

By	/s/ Daniel Brauser
Daniel Brauser, Chief Executive Officer

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usell.com, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

I, Daniel Brauser, Chief Executive Officer of usell.com, Inc., a corporation organized and existing under the laws of the State of Delaware corporation (the “Corporation”), DO HEREBY CERTIFY that pursuant to Section 151(g) of the Delaware Corporation Law and the provisions of the Corporation’s Certificate of Incorporation, the Board of Directors of the Corporation, on January 23, 2014, adopted the following resolution:

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 25,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Purchase Agreement, up to 325,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Series A Convertible Preferred Stock for cash and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1.          Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(e).

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“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof, (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 7(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(c)(iv).

“Closing” means the closing of the purchase and sale of the Common Stock pursuant to Section 2.1 of the Purchase Agreement with respect to the Closing Date.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) each Holder’s obligations to pay the Subscription Amount and (ii) the Corporation’s obligations to deliver the Common Stock have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

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“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Dilutive Issuance” shall have the meaning set forth in Section 7(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 7(b).

“Equity Conditions” means, during the period in question, (a) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any, (b) the Corporation shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of the Preferred Stock, (c) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of dividends) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Corporation as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Triggering Event and no existing event which, with the passage of time or the giving of notice, would constitute a Triggering Event, (g) the issuance of the shares in question to the applicable Holder would not violate the limitations set forth in Section 6(d) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction that has not been consummated, and (i) the applicable Holder is not in possession of any information provided by the Corporation that constitutes, or may constitute, material non-public information.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock and options and other derivative securities to consultants officers, employees, or directors of the Company prior to and after the Closing Date as long as the grant of such securities has been approved by a majority of the disinterested members of the Board of Directors or Compensation Committee, (b) securities upon the exercise or exchange of or conversion of any Preferred Stock issued hereunder (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof), (c) other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Purchase Agreement, provided that such securities and any term thereof have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities and which securities are existing as of the date of the Purchase Agreement (except as a result of forward and reverse stock splits and the like that occur after the date hereof), and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall be intended to provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Fundamental Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than a legal entity majority owned by, or a group wholly consisting of, officers and directors of the corporation and their Affiliates, of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 50% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock), (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the successor entity of such transaction, (c) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (d) a replacement at one time or within a one year period of more than one half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), (e) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (f) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (g) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (f) above.

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“GAAP” means United States generally accepted accounting principles.

“Holder” shall have the meaning given such term in Section 2.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Corporation’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments in excess of $150,000 due under leases required to be capitalized in accordance with GAAP.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation, at any time outstanding or issuable.

“Liquidation” shall have the meaning set forth in Section 5.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

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“Purchase Agreement” means the Securities Purchase Agreement, dated as of January 27, 2014, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(c).

“Stated Value” shall have the meaning set forth in Section 2.

“Subscription Amount” shall mean, as to each Holder, the aggregate amount to be paid for the Preferred Stock purchased pursuant to the Purchase Agreement as specified below such Holder’s name on the signature page of the Purchase Agreement in United States dollars and in immediately available funds.

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Corporation.

“Successor Entity” shall have the meaning set forth in Section 7(e).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQX or OTCQB or any markets or exchanges maintained by the OTC Markets Group, Inc. (or any successors to any of the foregoing).

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“Transaction Documents” means this Certificate of Designation, the Purchase Agreement, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

“Transfer Agent” means Island Stock Transfer Co., and any successor transfer agent of the Corporation.

“Triggering Event” shall have the meaning set forth in Section 10(a).

“Triggering Redemption Amount” means, for each share of Preferred Stock, the sum of (a) the greater of (i) 110% of the Stated Value and (ii) the product of (y) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (z) the Stated Value divided by the then Conversion Price, (b) all accrued but unpaid dividends thereon and (c) all liquidated damages and other costs, expenses or amounts due in respect of the Preferred Stock.

“Triggering Redemption Payment Date” shall have the meaning set forth in Section 10(b).

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Preferred Stock, upon exercise of the Warrants and issued and issuable in lieu of the cash payment of dividends on the Preferred Stock in accordance with the terms of this Certificate of Designation.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b) of the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Common Stock purchased under the Purchase Agreement then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

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Section 2.          Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series A Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 108,334 (which shall not be subject to increase without the written consent of a majority of the holders of the then outstanding Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $3.00 (the “Stated Value”).

Section 3.          Dividends. Reserved.

Section 4.          Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. Holders of Preferred Stock shall vote together with the holders of Common Stock on an as converted basis but may not vote such Preferred Stock, which would exceed the Beneficial Ownership Limitation. In any event, and notwithstanding the foregoing limitation, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Section 5.          Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Upon occurrence of a Liquidation which is also a Fundamental Transaction, the Holder may elect to receive the rights and benefits of this section 5 and/or the rights and benefits set forth in Section 7(e) or any other rights set forth in the Transaction Documents The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

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Section 6.          Conversion.

(a)          Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation, (although the Holder may surrender the Preferred Stock certificate to, and receive a replacement certificate from the Corporation, at Holder’s election) unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

(b)          Conversion Price. The conversion price for the Preferred Stock shall equal $3.00, subject to adjustment herein (the “Conversion Price”).

(c)          Mechanics of Conversion

(i)          Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) a certificate or certificates representing the Conversion Shares (however, the Corporation shall use reasonable best efforts to deliver such shares within three (3) Trading Days), which, on or after six months from the date of the Purchase Agreement, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement), provided that the Conversion Shares meet the requirements of the Securities Act for removing such restrictive legends, representing the number of Conversion Shares being acquired upon the conversion of the Preferred Stock and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). On or after six months from the date of the Purchase Agreement, the Corporation shall deliver any certificate or certificates required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. Prior to June 28, 2014, any shares of Common Stock shall have the standard restrictive legend.

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(ii)         Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

(iii)        Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Preferred Stock which are subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates pursuant to Section 6(c)(i) on the second Trading Day after the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day after such damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare a Triggering Event pursuant to Section 10 hereof for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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(iv)         Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable certificate or certificates by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

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(v)          Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(vi)         Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(vii)        Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

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(d)          Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock or the Warrants) beneficially owned by such Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. A Holder, upon not less than 61 days’ prior notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

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Section 7.          Certain Adjustments.

(a)          Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)          Subsequent Equity Sales. If, at any time while this Preferred Stock is outstanding, the Corporation or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. If the Corporation enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Corporation shall notify the Holders in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether a Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

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(c)          Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d)          Pro Rata Distributions. The Corporation, at any time while this Preferred Stock is outstanding, shall include Holders, on an as-if-converted-to-Common-Stock basis, in all distributions of any kind (including cash and cash dividends) issued to all holders of Common Stock.

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(e)          Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, a fundamental Transaction occurs, then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 7(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

(f)          Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

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(g)          Notice to the Holders.

(i)          Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)         Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 8.          Redemption.

(a)          Redemption. The Corporation shall have no right to require Holders to surrender Preferred Stock for redemption.

Section 9.          Negative Covenants. As long as at least 15% of the originally issued shares of Preferred Stock are outstanding, unless the holders of more than 50% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a)          repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents;

(b)          enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or

(c)          enter into any agreement with respect to any of the foregoing.

In addition, as long as any shares of Preferred Stock are outstanding, unless the holders of more than 50% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, directly or indirectly, amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder.

Section 10.        Redemption Upon Triggering Events.

(a)          “Triggering Event” means, wherever used herein any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)          the Corporation shall fail to deliver certificates representing Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the fifth Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Preferred Stock in accordance with the terms hereof;

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(ii)         the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within five calendar days after notice therefor is delivered hereunder;

(iii)        the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

(iv)         unless specifically addressed elsewhere in this Certificate of Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, which failure or breach could have a Material Adverse Effect, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been cured within 30 calendar days after the date on which such failure or breach shall have first occurred;

(v)          so long as at least 15% of the originally issued shares of Preferred Stock remain outstanding, the Corporation shall redeem more than a de minimis number of Junior Securities other than as to repurchases of Common Stock or Common Stock Equivalents from departing employees, officers and directors, provided that, while any of the Preferred Stock remains outstanding, such repurchases shall not exceed an aggregate of $50,000 in any twelve month period from all employees, officers and directors;

(vi)         there shall have occurred a Fundamental Transaction;

(vii)       there shall have occurred a Bankruptcy Event;

(viii)      the Common Stock shall fail to be listed or quoted for trading on a Trading Market for ten or more Trading Days in any twelve month period, which need not be consecutive Trading Days;

(ix)         any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

(x)          any breach of the agreements delivered to the initial Holders at the Closing pursuant to Section 2.2(a) of the Purchase Agreement, which breach could have a Material Adverse Effect; or

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(b)          Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation to, (A) with respect to the Triggering Events set forth in Sections 10(a)(ii), (iii), (v), (vi), (vii) (as to Changes of Control approved by the Board of Directors of the Corporation) and (viii) (as to voluntary filings only), redeem all of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount or (B) at the option of each Holder and with respect to the Triggering Events set forth in Sections 10(a)(i), (iv), (vii) (as to Changes of Control not approved by the Board of Directors of the Corporation), (viii) (as to involuntary filings only), (ix) and (x), either (a) redeem all of the Preferred Stock then held by such Holder for a redemption price, in shares of Common Stock, equal to a number of shares of Common Stock equal to the Triggering Redemption Amount divided by 75% of the average of the 10 VWAPs immediately prior to the date of election hereunder or (b) increase the dividend rate on all of the outstanding Preferred Stock held by such Holder to 15% per annum thereafter. The Triggering Redemption Amount, in cash or in shares, shall be due and payable or issuable, as the case may be, within five Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the “Triggering Redemption Payment Date”). If the Corporation fails to pay in full the Triggering Redemption Amount hereunder on the date such amount is due in accordance with this Section (whether in cash or shares of Common Stock), the Corporation will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the applicable Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount in cash.

Section 11.        Miscellaneous.

(a)          Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at: 33 E. 33rd, New York, NY 10016, Attn: Daniel Brauser, Chief Executive Officer, email: dan@usell.com, or such other address or electronic mail address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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(b)          Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c)          Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

(d)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced only in the state and federal courts sitting in Palm Beach County, Florida. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Florida Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Florida Courts, or such Florida Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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(e)          Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

(f)           Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(g)          Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h)          Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(i)           Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Convertible Preferred Stock.

*********************

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 24th day of January, 2014.

/s/ Daniel Brauser
Name: Daniel Brauser
Title: Chief Executive Officer

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AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION

OF

SERIES B PREFERRED STOCK

OF

UPSTREAM WORLDWIDE, INC.

I, Daniel Brauser, Chief Financial Officer of Upstream Worldwide, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter the “Corporation”), DO HEREBY CERTIFY:

That there are no shares of Series B Preferred Stock of the Corporation outstanding; and

That pursuant to Section 151(g) of the Delaware General Corporation Law and the provisions of the Corporation’s Certificate of Incorporation, as amended, the Board of Directors of the Corporation (“Board”), on August 3, 2010, adopted the following resolution:

RESOLVED: That the designations, powers, preferences and rights of the Series B Preferred Stock pursuant to that certain Certificate of Designation of the Corporation previously filed with the Secretary of State, State of Delaware on May 14, 2009 (the “Certificate”) shall be, and hereby are, amended and restated as provided below and that no shares shall be issued subject to the Certificate with respect to such series.

A.           Series B Preferred Stock.

1.           Designation; Ranking.  A series of preferred stock is hereby designated as Series B Preferred Stock (the “Series B Preferred Stock”). The Series B Preferred Stock shall, with respect to dividend distributions and distributions upon liquidation, winding up or dissolution of the Corporation, rank (i) senior to all classes of Common Stock and to each other class of capital stock of the Corporation or series of Preferred Stock of the Corporation existing or hereafter created (collectively referred to, together with all classes of Common Stock, as “Junior Securities”).

2.           Number.  The number of shares constituting Series B Preferred Stock is fixed at 4,000,000 shares, par value $.0001 per share, and such amount may not be increased or decreased except with the written consent of the holders of at least a majority of the issued and outstanding Series B Preferred Stock.

3.           Liquidation.  The liquidation preference of the Series B Preferred Stock shall be $1.00 per share as adjusted for each stock combination, stock split, recapitalization, or similar corporate action that is the functional equivalent of any of the foregoing, with respect to such share, plus any and all accrued unpaid dividends thereon (the “Liquidation Amount”).  Upon the occurrence of any Liquidation Event (as defined in Section 5b), the funds and assets that may be legally distributed to the Corporation’s stockholders (the “Available Funds and Assets”) shall be distributed to the holders of Series B Preferred Stock in the following manner:

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(a)           Liquidation Preference.  Upon any Liquidation Event, each holder of outstanding shares of the Series B Preferred Stock shall be entitled to be paid out of the Available Funds and Assets before any amount shall be paid or distributed to the holders of the Common Stock or the holders of any other series or class of stock of the Corporation, an amount per share equal to the greater of (x) the sum of the Liquidation Amount for each share of Series B Preferred Stock outstanding, or (y) the amount they would be entitled to receive as if all of the shares of Series B Preferred Stock had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive a distribution in such Liquidation Event, before any cash distribution shall be made or any other assets distributed in respect of Junior Securities to the holders of any Junior Securities including, without limitation, Common Stock of the Corporation.  If upon any Liquidation Event, the Available Funds and Assets to be distributed to the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such stockholders of their full preferential amount described herein, then all of the Available Funds and Assets shall be distributed among the holders of the then outstanding Series B Preferred Stock pro rata according to the number of outstanding shares of Series B Preferred Stock held by each holder thereof.

(b)          Remaining Assets.  If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of Series B Preferred Stock of their full preferential amounts, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by each holder thereof, subject to the rights of any other holders of preferred stock to share in the any distribution of the remaining Available Funds and Assets available for distribution.

(c)           Notice.  Prior to the occurrence of any Liquidation Event, and in any event not less than twenty (20) calendar days prior to any payment date with respect thereto, the Corporation will furnish each holder of the Series B Preferred Stock notice in accordance with Section A.7 hereof; together with a certificate prepared by the chief financial officer (or any other executive officer) of the Corporation describing in detail the facts of such Liquidation Event, stating in detail the amount(s) per share of the Series B Preferred Stock each holder of the Series B Preferred Stock would receive pursuant to the provisions of Section A.3(a) hereof and stating in detail the basis upon which such amounts were determined.

(d)           Reduction of Time for Notice.  The holder or holders of not less than a majority of the outstanding shares of Series B Preferred Stock may, at any time upon written notice to the Corporation, reduce the time, but not below five business days, for notice pursuant to any notice provisions specified herein for the benefit of such holders, and any such reduction of time shall be binding upon all holders of such securities.

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4.           Voting.

(a)           General.  Subject to the other provisions of this Certificate of Designation, each holder of Series B Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law.  Except as otherwise expressly provided herein or as required by law, the holders of Series B Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(b)           Number of Votes.  Each holder of shares of Series B Preferred Stock shall be entitled to vote those shares of Common Stock that would be receivable upon the conversion of such holder’s Series B Preferred Stock, as limited by Section A.5(j), at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

(c)           Required.  At any time when shares of Series B Preferred Stock are outstanding, in addition to any other vote required by law or the Corporation’s Articles of Incorporation, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not, either directly or by amendment, merger, consolidation or otherwise, change the rights or preferences of the Series B Preferred Stock or increase the authorized number of shares of Series B Preferred Stock.

5.            Conversion.  The holders of the Series B Preferred Stock shall have, and be subject to, the following conversion rights:

(a)           Conversion.  At such time as an amendment to the Certificate of Incorporation of the Corporation is filed and effective increasing the Corporation’s authorized shares of Common Stock to at least 650,000,000 shares (the “Filing Date”), and provided that a Liquidation Event (as hereinafter defined) has not occurred, each share of the Series B Preferred Stock then held by each holder of the Series B Preferred Stock shall be entitled, upon (i) written notice to the Corporation and (ii) the satisfaction of the requirements set forth in Section A.5(h), to convert all or any part of the Series B Preferred Stock then held by such holder into a number of fully paid and nonassessable shares of Common Stock in accordance with Section A.5(d), subject to the limitations contained in Section A.5(j).

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(b)           Liquidation Event.  “Liquidation Event” shall mean (i) the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, or (ii) (A) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a “Combination Transaction”) in which the Corporation is a constituent party, or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such Combination Transaction, if, as a result of such Combination Transaction, the voting securities of the Corporation that are outstanding immediately prior to the consummation of such Combination Transaction (other than any such securities that are held by an “Acquiring Stockholder”, as defined below) do not represent, or are not converted into, securities of the surviving corporation of such Combination Transaction (or such surviving corporation's parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such Combination Transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such Combination Transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (B) a sale, lease, license, transfer or other disposition, whether in a single transaction or a series of related transactions, of all or substantially all of the assets of the Corporation.  An “Acquiring Stockholder” means a stockholder or stockholders of the corporation that (1) merges or combines with the Corporation in such Combination Transaction or (2) owns or controls a majority of another corporation that merges or combines with the Corporation in such Combination Transaction.

(c)           Conversion Time.  The “Conversion Time” with respect to a Liquidation Event shall mean immediately prior to the occurrence of the Liquidation Event (which for purposes of a Liquidation Event described in Section A.5(b)(ii) hereof shall mean immediately prior to the closing of such Liquidation Event), in which event the person(s) entitled to receive Common Stock of the Corporation upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the occurrence of the Liquidation Event.  The “Conversion Time” with respect to a conversion pursuant to Section A.5(a) shall be the date the requirements identified in Section A.5(a)(i) and (ii) are satisfied.

(d)           Conversion Formula. At the Conversion Time, each share of Series B Preferred Stock subject to conversion shall be convertible into the number of shares of Common Stock which results from dividing the Liquidation Amount by the conversion price for the Series B Preferred Stock that is in effect at the time of conversion (the “Conversion Price”).  The Conversion Price shall be subject to adjustment pursuant to Section A.6 from time to time.  Following each adjustment, such adjusted Conversion Price shall remain in effect until a further adjustment hereunder.  The initial Conversion Price shall be $0.02.

(e)           Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times following the Filing Date reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation’s Certificate of Incorporation.  As of the date of filing this Certificate of Designation, there are not enough authorized but unissued shares of Common Stock available and reserved for the purpose of effectuating the conversion of the Series B Preferred Stock; however, the Board of Directors of the Corporation has adopted a resolution recommending that the stockholders increase the Corporation’s authorized Common Stock from 300,000,000 to a number of shares sufficient to permit (i) the conversion of the Series B Preferred Stock and (ii) the exercise of all outstanding derivative securities.  The Corporation shall also use its best efforts to obtain the requisite stockholder approval of the Certificate of Amendment to the Corporation’s Certificate of Incorporation for such increase to the Corporation’s authorized Common Stock and file the Certificate of Amendment with the Secretary of State of the State of Delaware by the Anniversary Date (as hereafter defined).

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(f)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon any conversion of Series B Preferred Stock.  In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s Fair Market Value.  The Corporation shall, as soon as practicable after the Conversion Time, deliver to the holders of Series B Preferred Stock, or to their nominees, cash in lieu of any fraction of a share.  For purposes hereof, “Fair Market Value” of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

(i)           “Fair Market Value”  shall mean:  (i) if the principal trading market for such securities is a national securities exchange, or the Over-the-Counter Bulletin Board (“OTCBB”) (or a similar system then in use), the last reported sales price on the principal market on the Event Date or if the Event Date is not a trading day, the trading day immediately prior to such an Event Date; or (ii) if  (i) is not  applicable, and if bid and ask prices for shares of Common Stock are reported by the principal trading market or the Pink OTC Markets, Inc. (or a similar system then in use), the last reported sale price, or if unavailable, the average of the high bid and low ask prices so reported on the Event Date or if the Event Date is not a trading day on the trading day immediately prior to such Event Date.  Notwithstanding the foregoing, if there is no last reported sales price or bid and ask prices, as the case may be, for the day in question, then Fair Market Value shall be determined as of the latest day prior to such day for which such last reported sales price or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the Fair Market Value shall be determined in good faith by, and reflected in a formal resolution of, the board of directors of the Company.

(ii)           If the Determination Date is the date of a Liquidation Event, then all amounts to be payable per share to holders of the Common Stock pursuant to the Certificate of Incorporation in the event of such Liquidation Event, assuming for the purposes of this clause (ii) that all of the shares of Common Stock then issuable upon conversion of all of the preferred stock are outstanding at the Determination Date.

(g)           No Impairment.  The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights, preferences and privileges of the holders of the Series B Preferred Stock against impairment.

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(h)          Mechanics of Conversion.  Before any holder of Series B Preferred Stock shall be entitled to convert shares of Series B Preferred Stock into shares of Common Stock in connection with a conversion pursuant to Section A.5(a), the holder shall surrender the certificate for such shares of Series B Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the Corporation, together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate and, if applicable, any event on which such conversion is contingent.  The notice shall state the holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.

(i)          Taxes Upon Conversion.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock pursuant to this Section A.5(i).  The Corporation shall not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been paid.

(j)           Conversion Limitation.  No conversion shall be made with respect to a holder of Series B Preferred Stock if an amount that would be convertible into that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such holder and its affiliates on a Conversion Time, (ii) any Common Stock issuable in connection with the unconverted portion of such holder’s Series B Preferred Stock, and (iii) the number of shares of Common Stock issuable upon the conversion of Series B Preferred Stock with respect to which the determination of this provision is being made, which would result in beneficial ownership by such holder and its affiliates of more than 9.99% of the outstanding shares of the Common Stock; provided, however, that this limitation shall not apply to any holder who is an executive officer or director of the Corporation.  For the purposes of this Section A.5(j), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Rule 13d-3 thereunder.  A holder of Series B Preferred Stock shall have the authority and obligation to determine whether the restriction contained in this Section A.5(j) will limit any conversion hereunder and to the extent that such holder determines that the limitation contained in this Section A.5(j) applies, the determination of which portion of the Series B Preferred Stock is convertible shall be the responsibility and obligation of such holder.

(k)           New Stock Certificate.  In the event less than all the shares represented by a certificate are converted, the Corporation shall promptly issue to the holder thereof a new certificate representing the unconverted shares.

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(l)           Delivery of Common Stock Certificates.  As soon as practicable after the conversion of the Series B Preferred Stock in full or in part by a holder of Series B Preferred Stock, the Corporation at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to applicable holder of Series B Preferred Stock, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock to which such holder shall be entitled on such conversion.

(m)           Price Protection.  If, at any time prior to the 12 months following the date of the filing of this Certificate with the Secretary of State of Delaware, the Company shall issue any Common Stock, except for the Excepted Issuances (as hereinafter defined), for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  For purposes of this Section 5(m), “Excepted Issuance” shall mean any proposed sale by the Company of its Common Stock or securities convertible into, exercisable for or exchangeable for Common Stock in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of the securities or assets of a corporation or other entity (or any division or business unit thereof), (ii) the Company’s issuance of securities in connection with strategic supply, sale or license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Certificate is filed with the Secretary of State of Delaware, and (v) securities upon the issuance or conversion of the Series B Preferred Stock.

6.	Adjustments.

(a)           Adjustment Upon Common Stock Event.  At any time or from time to time after the date on which the first share of Series B Preferred Stock was issued by the Corporation (the “Series B Preferred Stock Original Issue Date”), upon the happening of a Common Stock Event (as hereinafter defined), the Series B Preferred Stock Conversion Formula shall, simultaneously with the happening of such Common Stock Event, be adjusted so that the number of shares of Common Stock receivable upon conversion thereof equals the number of shares of Common Stock which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such Common Stock Event.  The Series B Preferred Stock Conversion Formula shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event.  As used herein, the term “Common Stock Event” shall mean (i) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

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(b)           Adjustments for Other Dividends and Distributions.  If at any time or from time to time after the Series B Preferred Stock Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Common Stock Event, then in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section A.6 with respect to the rights of the holders of the Series B Preferred Stock or with respect to such other securities by their terms.

(c)           Adjustment for Reclassification, Exchange and Substitution.  If at any time or from time to time after the Series B Preferred Stock Original Issue Date the Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, or consolidation provided for elsewhere in this Section A.6), then in any such event, but subject to Section A.5, each holder of Series B Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(d)           Reorganizations, Mergers and Consolidations.  If at any time or from time to time after the Series B Preferred Stock Original Issue Date there is a reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section A.6) or a merger or consolidation of the Corporation with or into another corporation (except a Liquidation Event), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Series B Preferred Stock thereafter shall be entitled to receive, upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section A.6 with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this Section A.6 (including adjustment of the Series B Preferred Stock Conversion Formula then in effect and number of shares issuable upon conversion of the Series B Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.  This Section A.6 shall similarly apply to successive reorganizations, mergers and consolidations.

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(e)           Certificate of Adjustment.  In each case of an adjustment or readjustment of the Series B Preferred Stock Conversion Formula, the Corporation, at its expense, shall cause its chief financial officer (or other executive officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid (or by electronic mail if agreed to by the holder), to each registered holder of the Series B Preferred Stock at the holder’s address as shown in the Corporation’s books.

7.           Notices.  Any notice required by the provisions of this Amended and Restated Certificate of Designation to be given to the holders of shares of the Series B Preferred Stock shall be deemed given upon the earlier of (i) actual receipt, (ii) three days after deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, or (iii) one business day after deposit with a recognized and reputable express courier for delivery the next business day, fees prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

8.           Authorized Shares.  In the event that the Filing Date does not occur on or before the one year anniversary of the filing date of this Certificate of Designation (the “Anniversary Date”), the Company shall pay each holder of Series B Preferred Stock the following amounts: (i) within 5 days of the Anniversary Date, 15% of such holder’s liquidation preference pursuant to Section A.3(a), and (ii) within 5 days of the first day of each and every month following the Anniversary Date until the Filing Date, 1.25% of such holder’s liquidation preference pursuant to Section A.3(a).

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has signed and executed the foregoing Amended and Restated Certificate of Designation on this 17th day of August, 2010.

UPSTREAM WORLDWIDE, INC.

By: /s/ Daniel Brauser
Name:	Daniel Brauser
Title:	Chief Financial Officer

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usell.com, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES C CONVERTIBLE PREFERRED STOCK

I, Daniel Brauser, Chief Executive Officer of usell.com, Inc., a corporation organized and existing under the laws of the State of Delaware corporation (the “Corporation”), DO HEREBY CERTIFY that pursuant to Section 151(g) of the Delaware Corporation Law and the provisions of the Corporation’s Certificate of Incorporation, the Board of Directors of the Corporation, on January 24, 2014, adopted the following resolution:

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 25,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Letter Agreement, up to 146,667 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Series C Convertible Preferred Stock for warrants and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1.          Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(e).

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“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof, (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 7(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(c)(iv).

“Closing” means the exchange of warrants for Series C pursuant to the Letter Agreement with respect to the Closing Date.

“Closing Date” means January 23, 2014.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Dilutive Issuance” shall have the meaning set forth in Section 7(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 7(b).

“Dividend Conversion Price” shall have the meaning set forth in Section 3(a).

“Dividend Conversion Shares” shall have the meaning set forth in Section 3(d).

“Dividend Notice Period” shall have the meaning set forth in Section 3(a).

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Dividend Share Amount” shall have the meaning set forth in Section 3(a).

“Equity Conditions” means, during the period in question, (a) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any, (b) the Corporation shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of the Preferred Stock, (c) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of dividends) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Corporation as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Triggering Event and no existing event which, with the passage of time or the giving of notice, would constitute a Triggering Event, (g) the issuance of the shares in question to the applicable Holder would not violate the limitations set forth in Section 6(d) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Fundamental Transaction that has not been consummated, and (i) the applicable Holder is not in possession of any information provided by the Corporation that constitutes, or may constitute, material non-public information.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock and options to officers, employees, or directors of the Company prior to and after the Closing Date in the amounts and on the terms existing as of the date of the Letter Agreement, (b) securities upon the exercise or exchange of or conversion of any Preferred Stock issued hereunder, including shares paid as dividends on the Preferred Stock pursuant to Section 3(a) of this Certificate of Designation (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof) and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Letter Agreement, provided that such securities and any term thereof have not been amended since the date of the Letter Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities and which securities are existing as of the date of the Letter Agreement, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall be intended to provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Fundamental Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than a legal entity majority owned by, or a group wholly consisting of, officers and directors of the corporation and their Affiliates, of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 50% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock), (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the successor entity of such transaction, (c) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (d) a replacement at one time or within a one year period of more than one half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), (e) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (f) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (g) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (f) above.

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“GAAP” means United States generally accepted accounting principles.

“Holder” shall have the meaning given such term in Section 2.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Corporation’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments in excess of $150,000 due under leases required to be capitalized in accordance with GAAP.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation, at any time outstanding or issuable.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

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“Letter Agreement” means the Letter Agreement, dated as of January 23, 2014, among the Corporation and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(c).

“Stated Value” shall have the meaning set forth in Section 2.

“Subscription Amount” shall mean, as to each Holder, the aggregate amount to be paid for the Preferred Stock acquired pursuant to the Letter Agreement as specified below such Holder’s name on the signature page of the Letter Agreement in United States dollars and in immediately available funds.

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Corporation.

“Successor Entity” shall have the meaning set forth in Section 7(e).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQX or OTCQB or any markets or exchanges maintained by the OTC Markets Group, Inc. (or any successors to any of the foregoing).

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“Transaction Documents” means this Certificate of Designation, the Letter Agreement, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Letter Agreement.

“Transfer Agent” means Island Stock Transfer Co., and any successor transfer agent of the Corporation.

“Triggering Event” shall have the meaning set forth in Section 10(a).

“Triggering Redemption Amount” means, for each share of Preferred Stock, the sum of (a) the greater of (i) 110% of the Stated Value and (ii) the product of (y) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (z) the Stated Value divided by the then Conversion Price, (b) all accrued but unpaid dividends thereon and (c) all liquidated damages and other costs, expenses or amounts due in respect of the Preferred Stock.

“Triggering Redemption Payment Date” shall have the meaning set forth in Section 10(b).

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Preferred Stock, upon exercise of the Warrants and issued and issuable in lieu of the cash payment of dividends on the Preferred Stock in accordance with the terms of this Certificate of Designation.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b) of the Purchase Agreement dated January 27, 2014.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Common Stock acquired under the Letter Agreement then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

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Section 2.          Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series C Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 146,667 (which shall not be subject to increase without the written consent of a majority of the holders of the then outstanding Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $1.00 (the “Stated Value”).

Section 3.          Dividends. Reserved.

Section 4.          Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. Holders of Preferred Stock shall vote together with the holders of Common Stock on an as converted basis but may not vote such Preferred Stock, which would exceed the Beneficial Ownership Limitation. In any event, and notwithstanding the foregoing limitation, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Section 5.          Liquidation. Reserved.

Section 6.          Conversion.

a)   Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation, (although the Holder may surrender the Preferred Stock certificate to, and receive a replacement certificate from the Corporation, at Holder’s election) unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

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b)   Conversion Price. The conversion price for the Preferred Stock shall equal $3.00, subject to adjustment herein (the “Conversion Price”).

c)   Mechanics of Conversion

i.            Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) a certificate or certificates representing the Conversion Shares (however, the Corporation shall use reasonable best efforts to deliver such shares within three (3) Trading Days), which, on or after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Letter Agreement), provided that the Conversion Shares meet the requirements of the Securities Act for removing such restrictive legends, representing the number of Conversion Shares being acquired upon the conversion of the Preferred Stock (including, if the Corporation has given continuous notice pursuant to Section 3(b) for payment of dividends in shares of Common Stock at least 20 Trading Days prior to the date on which the Notice of Conversion is delivered to the Corporation, shares of Common Stock representing the payment of accrued dividends otherwise determined pursuant to Section 3(a) but assuming that the Dividend Notice Period is the 20 Trading Days period immediately prior to the date on which the Notice of Conversion is delivered to the Corporation and excluding for such issuance the condition that the Corporation deliver the Dividend Share Amount as to such dividend payment prior to the commencement of the Dividend Notice Period), and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). On or after the Effective Date, the Corporation shall deliver any certificate or certificates required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

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ii.         Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iii.         Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Preferred Stock which are subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates pursuant to Section 6(c)(i) on the second Trading Day after the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day after such damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare a Triggering Event pursuant to Section 10 hereof for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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iv.         Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable certificate or certificates by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

v.           Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Letter Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

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vi.         Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vii.         Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

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d)   Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock or the Warrants) beneficially owned by such Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. A Holder, upon not less than 61 days’ prior notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

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Section 7.          Certain Adjustments.

a)   Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)   Subsequent Equity Sales. If, at any time while this Preferred Stock is outstanding, the Corporation or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. If the Corporation enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Corporation shall notify the Holders in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether a Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

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c)   Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)   Pro Rata Distributions. The Corporation, at any time while this Preferred Stock is outstanding, shall include Holders, on an as-if-converted-to-Common-Stock basis, in all distributions of any kind (including cash and cash dividends) issued to all holders of Common Stock.

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e)   Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, a fundamental Transaction occurs, then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents (as defined in the Letter Agreement) in accordance with the provisions of this Section 7(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

f)   Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

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g)   Notice to the Holders.

i.            Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.           Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 8.          Redemption.

a)           Redemption. The Corporation shall have no right to require Holders to surrender Preferred Stock for redemption.

Section 9.          Negative Covenants. As long as at least 15% of the originally issued shares of Preferred Stock are outstanding, unless the holders of more than 50% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a)           repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents;

b)          enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or

c)   enter into any agreement with respect to any of the foregoing.

In addition, as long as any shares of Preferred Stock are outstanding, unless the holders of more than 50% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, directly or indirectly, amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder.

Section 10.        Redemption Upon Triggering Events.

a)    “Triggering Event” means, wherever used herein any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.   the Corporation shall fail to deliver certificates representing Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the fifth Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Preferred Stock in accordance with the terms hereof;

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ii.         the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within five calendar days after notice therefor is delivered hereunder;

iii.        the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

iv.        unless specifically addressed elsewhere in this Certificate of Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, which failure or breach could have a Material Adverse Effect, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been cured within 30 calendar days after the date on which such failure or breach shall have first occurred;

v.         so long as at least 15% of the originally issued shares of Preferred Stock remain outstanding, the Corporation shall redeem more than a de minimis number of Junior Securities other than as to repurchases of Common Stock or Common Stock Equivalents from departing employees, officers and directors, provided that, while any of the Preferred Stock remains outstanding, such repurchases shall not exceed an aggregate of $50,000 in any twelve month period from all employees, officers and directors;

vi.        there shall have occurred a Fundamental Transaction;

vii.       there shall have occurred a Bankruptcy Event;

viii.      the Common Stock shall fail to be listed or quoted for trading on a Trading Market for ten or more Trading Days in any twelve month period, which need not be consecutive Trading Days;

ix.        any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

x.         any breach of the agreements delivered to the initial Holders at the Closing pursuant to Section 2.2(a) of the Letter Agreement, which breach could have a Material Adverse Effect; or

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b)   Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation to, (A) with respect to the Triggering Events set forth in Sections 10(a)(ii), (iii), (v), (vi), (vii) (as to Changes of Control approved by the Board of Directors of the Corporation) and (viii) (as to voluntary filings only), redeem all of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount or (B) at the option of each Holder and with respect to the Triggering Events set forth in Sections 10(a)(i), (iv), (vii) (as to Changes of Control not approved by the Board of Directors of the Corporation), (viii) (as to involuntary filings only), (ix) and (x), either (a) redeem all of the Preferred Stock then held by such Holder for a redemption price, in shares of Common Stock, equal to a number of shares of Common Stock equal to the Triggering Redemption Amount divided by 75% of the average of the 10 VWAPs immediately prior to the date of election hereunder or (b) increase the dividend rate on all of the outstanding Preferred Stock held by such Holder to 15% per annum thereafter. The Triggering Redemption Amount, in cash or in shares, shall be due and payable or issuable, as the case may be, within five Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the “Triggering Redemption Payment Date”). If the Corporation fails to pay in full the Triggering Redemption Amount hereunder on the date such amount is due in accordance with this Section (whether in cash or shares of Common Stock), the Corporation will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the applicable Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount in cash.

Section 11.        Miscellaneous.

a)   Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at: 33 E. 33rd Suite 1101 New York, NY 10016, Attn: Daniel Brauser, Chief Executive Officer, email: dan@usell.com, or such other address or electronic mail address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Letter Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b)   Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c)   Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d)   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced only in the state and federal courts sitting in Palm Beach County, Florida. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Florida Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Florida Courts, or such Florida Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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e)   Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f)   Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g)   Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)   Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i)   Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Letter Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C Convertible Preferred Stock.

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 24th day of January, 2014.

/s/ Daniel Brauser
Name: Daniel Brauser
Title: Chief Executive Officer

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SECOND AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION

OF

SERIES D PREFERRED STOCK

OF

USELL.COM, INC.

I, Daniel Brauser, President of usell.com, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter the “Company”), DO HEREBY CERTIFY:

That pursuant to Section 151(g) of the Delaware General Corporation Law and the provisions of the Company’s Certificate of Incorporation, as amended, the Board of Directors of the Corporation approved the following on February 25, 2013. There was no shareholder approval required in connection with the filing of this Second Amended and Restated Certificate of Designation. The text of the Certificate of Designation is hereby amended and restated in its entirety as follows:

A.          Series D Preferred Stock.

1.          Designation; Ranking. A series of preferred stock is hereby designated as Series D Preferred Stock (the “Series D Preferred Stock”).

2.          Number. The number of shares constituting Series D Preferred Stock is fixed at 350,000 shares, par value $.0001 per share, and such amount may not be increased or decreased except with the written consent of the holders of at least a majority of the issued and outstanding Series D Preferred Stock.

3.          Liquidation Preference.

(a)          Liquidation Event. A “Liquidation Event” shall mean (i) the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary or (ii) a sale, lease, license, transfer or other disposition, whether in a single transaction or a series of related transactions, of all or substantially all of the assets of the Company, or (iii) a Combination Transaction. A Combination Transaction means any reorganization, consolidation, merger or similar transaction or series of related transactions in which the Company is a constituent party or a subsidiary of the Company is a constituent party, and the Company issues shares of its capital stock pursuant to such Combination Transaction, if, as a result of such Combination Transaction, the capital stock of the Company that is outstanding immediately prior to the consummation of such Combination Transaction (other than any such securities that are held by an “Acquiring Stockholder”, as defined below) does not represent, or is not converted into securities of the surviving corporation of such Combination Transaction (or such surviving corporation's parent corporation if the surviving corporation is owned by the parent corporation) which constitutes at least a majority of the total number of shares of capital stock of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such Combination Transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder. An “Acquiring Stockholder” means a stockholder or stockholders of the corporation that (1) merges or combines with the Company in such Combination Transaction or (2) owns or controls a majority of another corporation that merges or combines with the Company in such Combination Transaction.

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(b)          General. Upon any Liquidation Event, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $10.00 per share (the “Liquidation Preference”) of the Series D Preferred Stock before any amount shall be paid or distributed to the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”) or the holders of any other series or class of preferred stock of the Company, except the holders of any other series or class of preferred stock of the Company designated in Section A.3(c) below. After payment of the full Liquidation Preference to which each holder is entitled, such holders of shares of Series D Preferred Stock will still be entitled to participate with holders of Common Stock on an as converted basis and those holders of Preferred Stock entitled to a distribution of the assets of the Company upon the Liquidation Event. After a Liquidation Event and the subsequent payment to a holder of Series D Preferred Stock of its Liquidation Preference, such holder’s stock certificate representing its Series D Preferred Stock shall be deemed null and void.

(c)          Subordination. The liquidation preference of the Series D Preferred Stock shall be subordinate in all respects to the liquidation preference of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock which are outstanding as of the date this Certificate of Designation is filed with the Delaware Secretary of State but not to future issuances of securities designated as Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

(d)          Notice. Prior to the occurrence of any Liquidation Event, and in any event not less than twenty (20) calendar days prior to any payment date with respect thereto, the Company will furnish each holder of the Series D Preferred Stock notice in accordance with Section A.8 hereof together with a certificate prepared by the chief financial officer (or any other executive officer) of the Company describing in detail the facts of such Liquidation Event, stating in detail the amount(s) per share of the Series D Preferred Stock each holder of the Series D Preferred Stock would receive pursuant to the provisions of Section A.3(b) or Section 5, if applicable, hereof and stating in detail the basis upon which such amounts were determined.

(e)          Reduction of Time for Notice. The holder or holders of not less than a majority of the outstanding shares of Series D Preferred Stock may, at any time upon written notice to the Company, reduce the time, but not below five business days, for notice pursuant to any notice provisions specified herein for the benefit of such holders, and any such reduction of time shall be binding upon all holders of such securities.

(f)          Election of Holders of Series D Preferred Stock. If the Liquidation Event is a Combination Transaction, each holder may within 10 days of receipt of notice, give notice to the Company of his election to accept the Liquidation Preference in lieu of the conversion rights under Section 5(a) (the “Election”). If the event that the consideration payable in a Combination Transaction is modified, each holder of Series D Preferred Stock may give notice of his Election within five days of receipt of notice.

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4.          Voting. Except as otherwise provided by law, the holders of the Series D Preferred Stock shall not have the right to vote on any matters that come before the stockholders of Company in which case each share shall have one vote.

5.          Preference. The holders of the Series D Preferred Stock shall have, and be subject to, the following conversion rights:

(a)          Conversion. Provided that a Liquidation Event (as hereinafter defined) has not occurred, each share of the Series D Preferred Stock then held by each holder of the Series D Preferred Stock shall be entitled, upon (i) written notice to the Company and (ii) the satisfaction of the requirements set forth in Section A.5(f), to convert all or any part of the Series D Preferred Stock then held by such holder into a number of fully paid and nonassessable shares of Common Stock in accordance with Section A.5(c), subject to the limitations contained in Section A.5(i).

(b)          Conversion Time. The “Conversion Time” with respect to a Liquidation Event shall mean immediately prior to the occurrence of the Liquidation Event (which for purposes of a Liquidation Event shall mean immediately prior to the closing of such Liquidation Event), in which event the person(s) entitled to receive Common Stock of the Corporation upon conversion of the Series D Preferred Stock shall not be deemed to have converted such Series D Preferred Stock until immediately prior to the occurrence of the Liquidation Event. The “Conversion Time” with respect to a conversion pursuant to Section A.5(a) shall be the date the requirements identified in Section A.5(a)(i) and (ii) are satisfied.

(c)          Conversion Formula. At the Conversion Time, each share of Series D Preferred Stock subject to conversion shall be convertible into the number of shares of Common Stock which results from dividing the Liquidation Preference by the conversion price for the Series D Preferred Stock that is in effect at the time of conversion (the “Conversion Price”). The Conversion Price shall be subject to adjustment pursuant to Section A.6 from time to time. Following each adjustment, such adjusted Conversion Price shall remain in effect until a further adjustment hereunder. The initial Conversion Price shall be $0.20.

(d)          Reservation of Stock Issuable Upon Conversion. The Company shall at all times following the Filing Date reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Company’s Certificate of Incorporation.

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(e)          Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Series D Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s Fair Market Value. The Company shall, as soon as practicable after the Conversion Time, deliver to the holders of Series D Preferred Stock, or to their nominees, cash in lieu of any fraction of a share. For purposes hereof, “Fair Market Value” of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

(i)          “Fair Market Value”  shall mean: (i) if the principal trading market for such securities is a national securities exchange, or the Over-the-Counter Bulletin Board (“OTCBB”) (or a similar system then in use), the last reported sales price on the principal market on the Determination Date or if the Determination Date is not a trading day, the trading day immediately prior to such an Determination Date; or (ii) if  (i) is not  applicable, and if bid and ask prices for shares of Common Stock are reported by the principal trading market or the Pink OTC Markets, Inc. (or a similar system then in use), the last reported sale price, or if unavailable, the average of the high bid and low ask prices so reported on the Determination Date or if the Determination Date is not a trading day on the trading day immediately prior to such Determination Date.  Notwithstanding the foregoing, if there is no last reported sales price or bid and ask prices, as the case may be, for the day in question, then Fair Market Value shall be determined as of the latest day prior to such day for which such last reported sales price or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the Fair Market Value shall be determined in good faith by, and reflected in a formal resolution of, the board of directors of the Company.

(ii)          If the Determination Date is the date of a Liquidation Event, then all amounts to be payable per share to holders of the Common Stock pursuant to the Certificate of Incorporation in the event of such Liquidation Event, assuming for the purposes of this clause (ii) that all of the shares of Common Stock then issuable upon conversion of all of the preferred stock are outstanding at the Determination Date.

(f)          Mechanics of Conversion. Before any holder of Series D Preferred Stock shall be entitled to convert shares of Series D Preferred Stock into shares of Common Stock in connection with a conversion pursuant to Section A.5(a), the holder shall surrender the certificate for such shares of Series D Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the Company, together with written notice that such holder elects to convert all or any number of the shares of the Series D Preferred Stock represented by such certificate and, if applicable, any event on which such conversion is contingent. The notice shall state the holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the registered holder or his, her or its attorney duly authorized in writing. In the event less than all the shares represented by a certificate are converted, the Company shall promptly issue to the holder thereof a new certificate representing the unconverted shares.

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(g)  Taxes Upon Conversion. The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of shares of Series D Preferred Stock. The Company shall not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series D Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that the tax has been paid.

(h)          Delivery of Common Stock Certificates. As soon as practicable after the conversion of the Series D Preferred Stock in full or in part by a holder of Series D Preferred Stock, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to applicable holder of Series D Preferred Stock, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock to which such holder shall be entitled on such conversion.

(i)          Blocker. No conversion shall be made with respect to any portion of the Series D Preferred Stock which would result in beneficial ownership by such holder of the Series D Preferred Stock of more than 9.99% of the outstanding shares of the Common Stock (the “Threshold”); provided, however, that this limitation shall not apply to any holder who is an executive officer or director of the Company. For the purposes of this Section A.5(i), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Rule 13d-3 thereunder. A holder of Series D Preferred Stock shall have the authority and obligation to determine whether the restriction contained in this Section A.5(i) will limit any conversion hereunder and to the extent that such holder determines that the limitation contained in this Section A.5(i) applies, the determination of which portion of the Series D Preferred Stock is convertible shall be the responsibility and obligation of such holder. Any holder may increase the Threshold applicable to it upon prior written notice to the Company; provided, however that any such increase will only be effective 61 days after the date of such notice.

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6.          Adjustments.

(a)          Adjustment Upon Common Stock Event. At any time or from time to time after the date on which the first share of Series D Preferred Stock was issued by the Company (the “Series D Preferred Stock Original Issue Date”), upon the happening of a Common Stock Event (as hereinafter defined), the Series D Preferred Stock Conversion Formula shall, simultaneously with the happening of such Common Stock Event, be adjusted so that the number of shares of Common Stock receivable upon conversion thereof equals the number of shares of Common Stock which they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such Common Stock Event. The Series D Preferred Stock Conversion Formula shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term “Common Stock Event” shall mean (i) the issue by the Company of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(b)          Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Series D Preferred Stock Original Issue Date the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company, other than an event constituting a Common Stock Event, then in each such event provision shall be made so that the holders of the Series D Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company which they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section A.6 with respect to the rights of the holders of the Series D Preferred Stock or with respect to such other securities by their terms.

(c)          Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Series D Preferred Stock Original Issue Date the Common Stock issuable upon the conversion of the Series D Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, or consolidation provided for elsewhere in this Section A.6), then in any such event, but subject to Section A.5, each holder of Series D Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series D Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(d)          Reorganizations, Mergers and Consolidations. If at any time or from time to time after the Series D Preferred Stock Original Issue Date there is a reorganization of the Company (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section A.6) or a merger or consolidation of the Company with or into another corporation (except a Liquidation Event), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Series D Preferred Stock thereafter shall be entitled to receive, upon conversion of the Series D Preferred Stock, the number of shares of stock or other securities or property of the Company, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section A.6 with respect to the rights of the holders of the Series D Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this Section A.6 (including adjustment of the Series D Preferred Stock Conversion Formula then in effect and number of shares issuable upon conversion of the Series D Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section A.6 shall similarly apply to successive reorganizations, mergers and consolidations.

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(e)          Certificate of Adjustment. In each case of an adjustment or readjustment of the Series D Preferred Stock Conversion Formula, the Company, at its expense, shall cause its chief financial officer (or other executive officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid (or by electronic mail if agreed to by the holder), to each registered holder of the Series D Preferred Stock at the holder’s address as shown in the Company’s books.

7.          No Impairment. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights, preferences and privileges of the holders of the Series D Preferred Stock against impairment.

8.          Notices. Any notice required by the provisions of this Certificate of Designation to be given to the holders of shares of the Series D Preferred Stock shall be deemed given upon the earlier of (i) actual receipt, (ii) three days after deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, or (iii) one business day after deposit with a recognized and reputable express courier for delivery the next business day, fees prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed and executed the foregoing Second Amended and Restated Certificate of Designation on this 26th day of February, 2013.

USELL.COM, INC.

By:	/s/ Daniel Brauser
Name:	Daniel Brauser
Title:	President

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CERTIFICATE OF DESIGNATION

OF

SERIES E PREFERRED STOCK

OF USELL.COM, INC.

I, Daniel Brauser, Chief Executive Officer of usell.com, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter the “Corporation”), DO HEREBY CERTIFY:

That pursuant to Section 151(g) of the Delaware General Corporation Law and the provisions of the Corporation’s Certificate of Incorporation, as amended, the Board of Directors of the Corporation (“Board”), on March 3, 2014, adopted the following resolution:

RESOLVED,          that the Corporation create a series of preferred stock with the designations, powers, preferences and rights as set forth below:

A.           Series E Preferred Stock.

1.          Designation; Ranking. A series of preferred stock is hereby designated as Series E Preferred Stock (the “Series E Preferred Stock”).

2.          Number. The number of shares constituting Series E Preferred Stock is fixed at 103,232 shares, par value $.0001 per share, and such amount may not be increased or decreased except with the written consent of the holders of at least a majority of the issued and outstanding Series E Preferred Stock.

3.          Voting.

(a)          General. Subject to the other provisions of this Certificate of Designation, each holder of Series E Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Series E Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(b)          Number of Votes. Each holder of shares of Series E Preferred Stock shall be entitled to vote those shares of Common Stock that would be receivable upon the conversion of such holder’s Series E Preferred Stock, as limited by Section A.4(c), at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

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(c)          Required. At any time when shares of Series E Preferred Stock are outstanding, in addition to any other vote required by law or the Corporation’s Certificate of Incorporation, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not, either directly or by amendment, merger, consolidation or otherwise, change the rights or preferences of the Series E Preferred Stock or increase the authorized number of shares of Series E Preferred Stock.

4.           Conversion. The holders of the Series E Preferred Stock shall have, and be subject to, the following conversion rights:

(a)          Conversion at the Option of the Holder. Each share of Series E Preferred Stock shall be convertible at any time at the option of the Holder thereof into that number of shares of Common Stock as set forth in Section A.4(b) (subject to the limitations set forth in Section A.4(c).

(b)          Conversion Formula.            Each share of Series E Preferred Stock subject to conversion shall be convertible into one (1) share of Common Stock (the “Series E Preferred Stock Conversion Formula”), subject to Section A.4(c). The Series E Preferred Stock Conversion Formula shall be subject to adjustment pursuant to Section A.5 from time to time. Following each adjustment, such adjusted Series E Preferred Stock Conversion Formula shall remain in effect until a further adjustment hereunder.

(c)          Conversion Limitation. No conversion shall be made with respect to a holder of Series E Preferred Stock if an amount that would be convertible into that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such holder and its affiliates on a Conversion Time, (ii) any Common Stock issuable in connection with the unconverted portion of such holder’s Series E Preferred Stock, and (iii) the number of shares of Common Stock issuable upon the conversion of Series E Preferred Stock with respect to which the determination of this provision is being made, which would result in beneficial ownership by such holder and its affiliates of more than 9.99% of the outstanding shares of the Common Stock; provided, however, that this limitation shall not apply to any holder who is an executive officer or director of the Corporation. For the purposes of this Section A.4(c), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Rule 13d-3 thereunder. A holder of Series E Preferred Stock shall have the authority and obligation to determine whether the restriction contained in this Section A.4(c) will limit any conversion hereunder and to the extent that such holder determines that the limitation contained in this Section A.4(c) applies, the determination of which portion of the Series E Preferred Stock is convertible shall be the responsibility and obligation of such holder.

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(d)          Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Series E Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s Fair Market Value. The Corporation shall, as soon as practicable after the Conversion Time, deliver to the holders of Series E Preferred Stock, or to their nominees, cash in lieu of any fraction of a share. For purposes hereof, “Fair Market Value” of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

“Fair Market Value”  shall mean:  (i) if the principal trading market for such securities is a national securities exchange, the Over-the-Counter Bulletin Board (“OTCBB”), or a similar system then in use including a quotation system operated by OTC markets, the last reported sales price on the principal market on the Event Date or if the Event Date is not a trading day, the trading day immediately prior to such an Event Date; or (ii) if  (i) is not  applicable, and if bid and ask prices for shares of Common Stock are reported by the principal trading market (or a similar system then in use), the last reported sale price, or if unavailable, the average of the high bid and low ask prices so reported on the Event Date or if the Event Date is not a trading day on the trading day immediately prior to such Event Date.  Notwithstanding the foregoing, if there is no last reported sales price or bid and ask prices, as the case may be, for the day in question, then Fair Market Value shall be determined as of the latest day prior to such day for which such last reported sales price or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the Fair Market Value shall be determined in good faith by, and reflected in a formal resolution of, the board of directors of the Corporation.

(e)          No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights, preferences and privileges of the holders of the Series E Preferred Stock against impairment.

(f)           Taxes Upon Conversion. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of shares of Series E Preferred Stock pursuant to this Section A.4. The Corporation shall not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series E Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been paid.

(g)          Delivery of Common Stock Certificates. As soon as practicable after the Filing Date, the Corporation at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to applicable holder of Series E Preferred Stock, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock to which such holder shall be entitled on such conversion.

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5.            Adjustments.

(a)          Adjustment Upon Common Stock Event. At any time or from time to time after the date on which the first share of Series E Preferred Stock was issued by the Corporation (the “Series E Preferred Stock Original Issue Date”), upon the happening of a Common Stock Event (as hereinafter defined), the Series E Preferred Stock Conversion Formula shall, simultaneously with the happening of such Common Stock Event, be adjusted so that the number of shares of Common Stock receivable upon conversion thereof equals the number of shares of Common Stock which they would have received had their Series E Preferred Stock been converted into Common Stock on the date of such Common Stock Event. The Series E Preferred Stock Conversion Formula shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term “Common Stock Event” shall mean (i) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(b)          Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Series E Preferred Stock Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Common Stock Event, then in each such event provision shall be made so that the holders of the Series E Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series E Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section A.5 with respect to the rights of the holders of the Series E Preferred Stock or with respect to such other securities by their terms.

(c)          Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Series E Preferred Stock Original Issue Date the Common Stock issuable upon the conversion of the Series E Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, or consolidation provided for elsewhere in this Section A.5), then in any such event, but subject to Section A.4, each holder of Series E Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series E Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

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(d)          Reorganizations, Mergers and Consolidations. If at any time or from time to time after the Series E Preferred Stock Original Issue Date there is a reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section A.5) or a merger or consolidation of the Corporation with or into another corporation (except a Liquidation Event), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Series E Preferred Stock thereafter shall be entitled to receive, upon conversion of the Series E Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section A.5 with respect to the rights of the holders of the Series E Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this Section A.5 (including adjustment of the Series E Preferred Stock Conversion Formula then in effect and number of shares issuable upon conversion of the Series E Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section A.5 shall similarly apply to successive reorganizations, mergers and consolidations.

(e)          Certificate of Adjustment. In each case of an adjustment or readjustment of the Series E Preferred Stock Conversion Formula, the Corporation, at its expense, shall cause its chief financial officer (or other executive officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid (or by electronic mail if agreed to by the holder), to each registered holder of the Series E Preferred Stock at the holder’s address as shown in the Corporation’s books.

6.           Notices. Any notice required by the provisions of this Certificate of Designation to be given to the holders of shares of the Series E Preferred Stock shall be deemed given upon the earlier of (i) actual receipt, (ii) three days after deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, or (iii) one business day after deposit with a recognized and reputable express courier for delivery the next business day, fees prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

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[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has signed and executed the foregoing Certificate of Designation on this 3rd day of March, 2014.

USELL.COM, INC.

By:	/s/ Daniel Brauser
Name:	Daniel Brauser
Title:	Chief Executive Officer

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